Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements indicated below of Brookdale Living Communities, Inc. of our report indicated below filed with the Securities and Exchange Commission.


Registration Statements
-----------------------
Form S-8 No. 333-51493
Form S-3 No. 333-53969
Form S-3 No. 333-65843


         Financial Statements                     Date of Auditor's Report
         --------------------                     ------------------------

Consolidated   Financial  Statements  of                 March 4, 1999
Brookdale Living Communities, Inc. as of
December  31,  1998 and 1997 and for the
year ended December 31, 1998 and for the
period from May 7, 1997 through December
31, 1997 and the combined  statements of
operations, changes in partners' capital
(deficit) and cash flows of  Predecessor
Properties  for the period from  January
1, 1997  through May 6, 1997 and for the
year ended December 31, 1996 included in
the  Annual   Report   (Form   10-K)  of
Brookdale Living Communities, Inc. for the year ended December 31, 1998 dated
March 31, 1999.


                                                        /s/ Ernst & Young LLP


Chicago, Illinois
March 30, 1999